Exhibit 21.01

SUBSIDIARIES OF
ALLIANCEBERNSTEIN L.P.

Each of the entities listed below are wholly-owned subsidiaries of AllianceBernstein, unless a specific percentage ownership is indicated:

AllianceBernstein International LLC
(Delaware)

AllianceBernstein Trust Company, LLC
(New Hampshire)

AllianceBernstein Corporation of Delaware
(Delaware)

AllianceBernstein Holdings (Cayman) Ltd.
(Cayman Islands)

Sanford C. Bernstein & Co., LLC
(Delaware)

AllianceBernstein Real Estate Investments LLC
(Delaware)

AllianceBernstein Investments, Inc.
(Delaware)

AllianceBernstein Investor Services, Inc.
(Delaware)

AllianceBernstein Global Derivatives Corporation
(Delaware)

AllianceBernstein Oceanic Corporation
(Delaware)

Alliance Corporate Finance Group Incorporated
(Delaware)

AllianceBernstein Japan Inc.
(Delaware)

Alliance Capital Management LLC
(Delaware)

AllianceBernstein Canada, Inc.
(Canada)

AllianceBernstein (Mexico), S. de R.L. de C.V.
(Mexico)

AllianceBernstein Administradora de Carteiras (Brasil) Ltda.
(Brazil)

AllianceBernstein (Argentina) S.R.L.
(Argentina)

AllianceBernstein Holdings Limited
(U.K.)

AllianceBernstein Preferred Limited
(U.K.)

AllianceBernstein Limited
(U.K.)

AllianceBernstein Services Limited
(U.K.)

Sanford C. Bernstein Limited
(U.K.)

Sanford C. Bernstein (CREST Nominees) Limited
(U.K.)

Sanford C. Bernstein (Schweiz) GmbH
(Switzerland)

AllianceBernstein (Luxembourg) S.a.r.l
(Luxembourg)

AllianceBernstein (France) SAS
(France)

ACM Bernstein GmbH
(Germany)

AllianceBernstein Japan Ltd.
(Japan)

AllianceBernstein Hong Kong Limited
(Hong Kong)

Sanford C. Bernstein (Hong Kong) Limited
(Hong Kong)

AllianceBernstein Asset Management (Korea) Ltd.
(Korea)

AllianceBernstein Investment Research (Proprietary) Limited
(South Africa; 80%-owned)

AllianceBernstein Investment Management Australia Limited
(Australia)

AllianceBernstein Australia Limited
(Australia)

AllianceBernstein New Zealand Limited
(New Zealand)

AllianceBernstein (Singapore) Ltd.
(Singapore)

AllianceBernstein Investments Taiwan Limited
(Taiwan)

Alliance Capital (Mauritius) Private Limited
(Mauritius)

AllianceBernstein Investment Research and Management (India) Private Ltd.
(India)

W.P. Stewart & Co., Ltd.
(DE)

WPS Advisors, Inc.
(DE)

W.P. Stewart Asset Management Ltd.
(DE)

W.P. Stewart & Co. (Europe), Ltd.
(U.K.)

W.P. Stewart Asset Management (NA), Inc.
(NY)

W.P. Stewart Asset Management (Curacao), N.V.
(Curacao)

W.P. Stewart Asset Management (Europe), N.V.
(Netherlands)

TPR Curacao N.V.
(Curacao)

WPSH Management N.V.
(Curacao)

W.P. Stewart Securities LLC
(DE)

W.P. Stewart Fund Management, S.A.
(Luxembourg)

Bowen Asia Limited
(Hong Kong)